EXHIBIT 10.1

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (the “Agreement”) is made and entered into as of the 27th day of April, 2006, by and among Kenneth J. Upcraft (the “Stockholder”), friendlyway Corporation, a Nevada corporation (“FDWY”), and Law Offices of Michael H. Hoffman, P.A., as escrow agent (the “Escrow Agent”).

RECITALS

A. FDWY, the Stockholder and Pantel Systems, Inc. have entered into a Share Exchange Agreement (the “Agreement") dated the 25th day of April, 2006, pursuant to which the Stockholder is exchanging his shares of common stock, par value $.001 per share, of Pantel Systems, Inc. for newly-issued shares of common stock, par value $.001 per share, of FDWY (the “FDWY Common Stock”).

B. The Agreement provides for the delivery to the Escrow Agent of a portion of the consideration distributed by FDWY pursuant to the Agreement to be retained in an escrow fund pursuant to the terms and conditions hereof.

AGREEMENT

The parties to this Agreement, intending to be legally bound, agree as follows:

1. Defined Terms. Terms defined in the Agreement shall have the same meaning when used herein unless otherwise defined herein.

2. Agreement to Indemnify. Pursuant to Section 8 of the Agreement, the Stockholder has agreed, subject to the terms and conditions of the Agreement, to indemnify and hold harmless FDWY against and in respect of certain Losses as set forth in the Agreement.

3. Establishment of Escrow Fund. As of the date hereof, FDWY shall deliver or cause to be delivered to the Escrow Agent an aggregate of 5,000,000 shares of FDWY Common Stock to be held in an account (the “Escrow Fund”) by the Escrow Agent, representing 25% of the Acquisition Consideration as set forth in the Agreement. All such shares of FDWY Common Stock described above and so delivered to the Escrow Agent will be registered in the name of the Stockholder. Such shares shall be owned beneficially by the Stockholder. Any shares of FDWY Common Stock or any other security of FDWY issued with respect to shares or other securities of FDWY held in the Escrow Fund, such as through a stock split, stock dividend, recapitalization or otherwise, or any securities issued in substitution for securities in the Escrow Fund, such as through a merger or share exchange or otherwise, shall be a part of the Escrow Fund and subject to the terms and conditions hereof.

4. FDWY’s Right to Escrow Fund. Upon receipt by the Escrow Agent of any one or more of the following, the Escrow Agent shall distribute to FDWY, as promptly as practicable (but, as to subparagraph (a), not sooner than the close of the fifteen-day period described therein), from the Escrow Fund shares of FDWY Common Stock equal in value to the amount of any Loss, to the extent the Escrow Fund is sufficient therefor:

(a) Delivery to the Escrow Agent of a copy of a notice of Loss, along with an affidavit of an officer of FDWY to the effect that a copy of such notice has been delivered to the Stockholder and stating the number of shares to be delivered to FDWY and the date of such delivery; provided, that the Escrow Agent has not received from the Stockholder written notice of objection to the claim or payment set forth in the notice within fifteen days after the date such notice was delivered to the Stockholder;

(b) Delivery to the Escrow Agent of a statement signed by FDWY and the Stockholder specifying the number of shares to be delivered to FDWY from the Escrow Fund pursuant to a notice of Loss or otherwise; or

(c) Delivery to the Escrow Agent, with an affidavit of an officer of FDWY to the effect that a copy of the statement has been delivered to the Stockholder and stating the date of such delivery, of a written statement of FDWY stating that an issue as to whether or to what extent FDWY was entitled to indemnification for a Loss identified in a notice of Loss was submitted to litigation or an arbitrator and enclosing a copy of the final decision rendered judicially or by the arbitrator determining that the amount requested by FDWY in the written statement is owed to FDWY.

Determination of the number of shares of FDWY Common Stock distributable to FDWY in respect of any Loss shall be determined by FDWY using a price per share of FDWY Common Stock equal to the greater of (i) $0.40 or (ii) the average closing price per share of FDWY Common Stock on the OTC Bulletin Board or other applicable automated quotation system or securities exchange during the 20 trading days preceding the date of delivery by FDWY to the Escrow Agent of the written notice or statement with respect to such Loss as described above. All references in this Agreement to any notice of Loss shall mean any such notice filed on or before the Termination Date defined in Section 5, and any such notice not timely filed shall be null and void.

5. Reduction of Escrow Fund. The Escrow Fund shall continue to be held by the Escrow Agent subject to the claims of FDWY for recovery of Losses and otherwise as provided in the Agreement and this Agreement until the first anniversary of the Closing Date (the "Termination Date"). On the Termination Date, all shares of FDWY Common Stock shall be distributed by the Escrow Agent to the Stockholder, as instructed in writing by the Stockholder. As used herein, the term "Unresolved Payment Request" means any notice filed with the Escrow Agent for a potential Loss which FDWY, in its reasonable judgment, believes could occur, other than a notice in which the claim specified has been resolved (and, if applicable, paid) through (a) litigation or arbitration; (b) written instructions delivered to the Escrow Agent jointly by FDWY and the Stockholder; or (c) payment in full to FDWY without any objection by the Stockholder. Any Loss that is the subject of an “Unresolved Payment Request” must actually occur within ninety (90) days after the Termination Date. If such Loss does not actually occur within such period, the Escrow Fund shall terminate in accordance with Section 7 (b) below. Neither the Stockholder nor any of his successors in interest, shall have any rights or other claims against the Escrow Agent or any other person on account of or arising from payments or distributions from the Escrow Fund as provided herein.

6. Voting Rights; Dividends. Until such time as the Escrow Fund shall terminate as provided in Section 7, the Stockholder shall be entitled to exercise any and all beneficial ownership rights pertaining to the shares of FDWY Common Stock (or any other securities) constituting the Escrow Fund for any purpose not inconsistent with the terms of this Agreement, including but not limited to, the right to vote and the right to receive any dividends. The Escrow Agent shall deliver (or cause to be delivered) to the Stockholder all proxies and other instruments delivered by FDWY (or other issuer of securities) to its stockholders generally for the purpose of enabling the Stockholder to exercise the voting and other beneficial ownership rights that he is entitled to exercise pursuant to this Section 6. The Stockholder shall direct the Escrow Agent as to any distribution of dividends or any other distributions hereunder, and with respect to any other beneficial ownership rights of the Stockholder pursuant to this Section 6. The rights herein of the Stockholder shall continue with respect to the shares constituting the Escrow Fund, as the number of such shares may increase or decrease during the term of this Agreement pursuant to the Agreement and this Agreement.

7. Termination of Escrow Fund. The Escrow Fund shall terminate:

(a) On the date, whether before or after the Termination Date, on which the entire Escrow Fund shall have been distributed to FDWY hereunder; or

(b) On the date, whether on or after the Termination Date when there shall be no Unresolved Payment Requests and the remaining Escrow Fund shall have been distributed to the Stockholder as instructed in writing by the Stockholder.

8. Provisions Relating to Escrow Agent. The Escrow Agent agrees to hold the Escrow Fund under the terms and conditions of this Agreement and to perform the acts and duties imposed upon it hereby. Escrow Agent shall have no implied duties or obligations and shall not be charged with knowledge or notice of any fact or circumstance not specifically set forth herein. In no event shall Escrow Agent be liable for incidental, indirect, special, consequential or punitive damages. Escrow Agent shall not be obligated to take any legal action or commence any proceeding in connection with the Escrow Fund, this Agreement or the Agreement, or to appear in, prosecute or defend any such legal action or proceeding. If, at any time in the performance of its duties hereunder it is necessary for the Escrow Agent to receive, accept or act upon any notice or writing purported to have been issued or executed by or on behalf of FDWY or the Stockholder, it shall not be necessary for the Escrow Agent (i) to ascertain that the person or persons who have executed, signed or otherwise issued or authenticated the said writing are authorized to do so or are the persons named therein, or (ii) otherwise to pass upon any requirements of such instruments that may be essential for their validity. The Escrow Agent may act in reliance upon the advice of counsel in reference to any matter relating hereto and shall not be liable for any acts or omissions of any kind unless occasioned by its own gross negligence or willful misconduct and shall be fully indemnified from any liability in acting in accordance with the opinion or instruction of such counsel.

9. Compensation of Escrow Agent. The Escrow Agent shall be paid by FDWY such amount as shall be agreed by the Escrow Agent and FDWY for services rendered as Escrow Agent hereunder. Any reasonable legal fees and expenses incurred by the Escrow Agent because of a dispute between FDWY and the Stockholder respecting the Escrow Fund shall be reimbursed by FDWY. The obligations of FDWY under this Section 9 shall survive termination of this Agreement and the resignation of the Escrow Agent.

10. Notices. All notices, demands and other communications which may or are required to be given hereunder shall be in writing, and shall be given either by personal delivery, nationally recognized overnight courier or telecopy, and shall be deemed to have been given when personally delivered and deemed effective only upon actual receipt thereof, or when deposited with charges prepaid with such courier, or when transmitted on telecopy machine, addressed to the party or parties entitled thereto as follows:

If to the Stockholder:

Kenneth J. Upcraft
8143 Table Mesa Way
Colorado Spring, CO 80919

If to FDWY:

friendlyway Corporation
1255 Battery Street, Suite 200
San Francisco, CA 94111
Attn: Chief Financial Officer
Facsimile: (415) 288-3334

If to Escrow Agent:

Law Offices of Michael H. Hoffman, P.A.
926 Michigan Avenue, No. 8
Miami Beach, FL 33139
Facsimile: (786) 276-6848

or such other address as a party may specify in writing to the others.

11. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated by any of the parties hereto without the prior written consent of all other parties hereto, and any purported assignment or delegation without such consent shall be void; provided, however, that FDWY may assign its rights, interests and obligations hereunder to any subsidiary that is wholly owned by FDWY.

12. Indemnity. The Stockholder and FDWY hereby jointly and severally agree to indemnify and hold harmless the Escrow Agent and each director, officer, employee, attorney, agent and affiliate of Escrow Agent (collectively, the “Indemnified Parties”) against any actions, claims (whether or not valid), damages, liabilities, costs, losses and expenses (including reasonable attorneys' fees and expenses) incurred by or asserted against any of the Indemnified Parties resulting from any and all claims, actions, demands, suits, proceedings, settlements or liabilities for any act or failure to act in connection with this Escrow Agreement, excepting, however, any such loss or expense caused by the Escrow Agent's gross negligence or its willful misconduct. The Stockholder and FDWY shall pay all fees and expenses of the Indemnified Parties from time to time as incurred, both in advance of and after the final disposition of any action, suit, proceeding or claim. The obligations of the Stockholder and FDWY under this Section 12 shall survive termination of this Agreement and the resignation of the Escrow Agent.

13. Resignation of Escrow Agent. Escrow Agent may resign from the performance of its duties hereunder at any time by giving ten (10) days’ prior written notice to the Stockholder and FDWY. Such resignation shall take effect upon the appointment of a successor Escrow Agent as provided hereinbelow. Upon any such notice of resignation, the Stockholder and FDWY jointly shall appoint a successor Escrow Agent hereunder, which shall be a commercial bank, trust company or other financial institution with a combined capital and surplus in excess of $10,000,000. Upon the acceptance in writing of any appointment as Escrow Agent hereunder by a successor Escrow Agent, such successor Escrow Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Escrow Agent, and the retiring Escrow Agent shall be discharged from its duties and obligations under this Agreement, but shall not be discharged from any liability for actions taken as Escrow Agent hereunder prior to such succession. After any retiring Escrow Agent’s resignation, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Escrow Agent under this Agreement. The retiring Escrow Agent shall transmit all records pertaining to the Escrow Fund and shall pay all funds held by it in the Escrow Fund to the successor Escrow Agent, after making copies of such records as the retiring Escrow Agent deems advisable and after deduction and payment to the retiring Escrow Agent of all fees and expenses (including court costs and attorneys’ fees) payable to, incurred by, or expected to be incurred by the retiring Escrow Agent in connection with the performance of its duties and the exercise of its rights hereunder.

14. Suspension of Performance; Disbursement Into Court. If, at any time, there shall exist any dispute between FDWY and the Stockholder with respect to the holding or disposition of any portion of the Escrow Fund or any other obligations of Escrow Agent hereunder, or if at any time Escrow Agent is unable to determine, to Escrow Agent's sole satisfaction, the proper disposition of any portion of the Escrow Fund or Escrow Agent's proper actions with respect to its obligations hereunder, or if the Stockholder and FDWY have not within 30 days of the furnishing by Escrow Agent of a notice of resignation pursuant to Section 13 hereof, appointed a successor Escrow Agent to act hereunder, then Escrow Agent may, in its sole discretion, take either or both of the following actions:

(a) suspend the performance of any of its obligations including without limitation any disbursement obligations) under this Escrow Agreement until such dispute or uncertainty shall be resolved to the sole satisfaction of Escrow Agent or until a successor Escrow Agent shall have been appointed (as the case may be).

(b) petition (by means of an interpleader action or any other appropriate method) any court of competent jurisdiction in any venue convenient to Escrow Agent, for instructions with respect to such dispute or uncertainty, and to the extent required by law, pay into such court, for holding and disposition in accordance with the instructions of such court, all funds held by it in the Escrow Funds, after deduction and payment to Escrow Agent of all fees and expenses (including court costs and attorneys' fees) payable to, incurred by, or expected to be incurred by Escrow Agent in connection with the performance of its duties and the exercise of its rights hereunder. The parties hereby waive any right to a jury trial in connection with any such proceeding.

Escrow Agent shall have no liability to FDWY, the Stockholder or any other person with respect to any such suspension of performance or disbursement into court, specifically including any liability or claimed liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the disbursement of funds held in the Escrow Funds or any delay in or with respect to any other action required or requested of Escrow Agent.

15. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

16. Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of Nevada, without regard to principles of conflicts of law.

17. Jurisdiction; Venue. With respect to any disputes arising out of or related to this Agreement, the parties consent to the exclusive jurisdiction of, and venue in, the state courts in San Francisco County in the State of California (or in the event of exclusive federal jurisdiction, the courts of the Northern District of California).

18. NO JURY TRIAL. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY DOCUMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES’ ACCEPTANCE OF THIS AGREEMENT.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

ESCROW AGENT:

LAW OFFICES OF MICHAEL H. HOFFMAN, P.A.

By:/s/ Michael H. Hoffman
Michael H. Hoffman, Esq., President

STOCKHOLDER:

/s/ Kenneth J. Upcraft
Kenneth J. Upcraft

friendlyway CORPORATION

By: /s/ Alexander von Welczeck
Alexander von Welczeck
President and Chief Executive Officer